Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 31, 2022, is entered into by and among CRYSTAL GLOBE LIMITED, a company incorporated and existing under the law of British Virgin Islands (the “Seller”), JHP HOLDINGS, INC., a Nevada corporation (the “Buyer”) and JOWAY HEALTH INDUSTRIES GROUP INC., a Nevada corporation (the “Company”).

WITNESSETH:

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, sixteen million six hundred forty four thousand eight hundred twenty (16,644,820) restricted shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing eighty three (83%) percent of the outstanding shares of Common Stock of the Company on a fully diluted basis, for an aggregate purchase price of $100,000; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, good and marketable title to the Shares, free and clear of all Liens (as defined in Section 3.1 below), except that the Shares constitute “restricted securities” as defined in the Securities Act of 1933, as amended (the “Securities Act”). The purchase price for the Shares shall be $100,000 (the “Purchase Price”).

2. THE CLOSING.

2.1 Place and Time. The closing of the sale and purchase of the Shares (the “Closing”) shall take place simultaneous with the execution and delivery of this Agreement or on such date (the “Closing Date”) and time as the parties shall so agree.

2.2 Deliveries by the Seller. At the Closing, the Seller shall deliver to the Buyer or to its agent or representative the following:

(a) an original stock certificate representing the Shares, along with a stock power, duly endorsed in blank, sufficient to transfer the Shares from the Seller to the Buyer;

(b) an irrevocable instruction letter to the Company’s transfer agent directing the transfer agent to register the Shares in the name of the Buyer on the books of the Company, and any other documentation required by the Company’s transfer agent;

(c) a copy of this Agreement, duly executed by the Seller;

(d) resolutions of the board of directors and shareholders of the Seller authorizing all transactions contemplated by this Agreement; and

(e) all other documents, instruments and writings reasonably requested by the Buyer to be delivered by the Seller at the Closing.

2.3 Deliveries by the Company. At the Closing, the Company shall deliver to counsel for the Buyer the following:

(a) a copy of this Agreement, duly executed by the Company;

(b) evidence, satisfactory to the Buyer, that the Company has no Liabilities (as defined in Section 4.8);

(c) the Company’s original minute books containing the resolutions and actions by written consent of the directors and shareholders of the Company and the Company’s other original books and records;

(d) the Company’s financial and accounting records (including the Company’s general ledger), all banking records and federal and state tax and other regulatory filings and filing codes (including SEC EDGAR filing codes and OTC Markets password) in whatever media they exist, including paper and electronic media;

(e) evidence, satisfactory to the Buyer, that the Seller has assumed all Liabilities of Dynamic Elite International Limited (“Dynamic”) and its subsidiaries;

(f) a current shareholders’ list from the Company’s transfer agent;

(g) a certificate issued by the Secretary of State of the State of Nevada as to the good standing of the Company as of a date no later than two business days prior to the Closing;

(h) resolutions of the board of directors of the Company authorizing all transactions contemplated by this Agreement, including, without limitation, the appointment of the officers and directors as provided for in this Agreement;

(i) duly executed resignation of the officer and director of the Company, effective as of the Closing Date; and

(j) all other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing and any other related documents requested by Buyer or its counsel in connection with this Agreement.

2.4 Deliveries by the Buyer. At the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller:

(a) the full Purchase Price, payable by a wire transfer to an account designed prior to Closing by Seller;

(b) the names of the officers and directors of the Company nominated by the Buyer as of the date of Closing, and any other information requested by the Seller or its counsel in connection with this Agreement; and

(c) a copy of this Agreement duly executed by the Buyer.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents, warrants and covenants to the Buyer and the Company, as of the date of this Agreement and the Closing (in the event such dates are different), as follows:

3.1 Ownership of Shares. Seller has been the sole record and beneficial owner of the Shares since it initially acquired the Shares and has the sole power over the disposition of the Shares. The Shares are free and clear of any liens, encumbrances, objections, title defects, security interest, pledges, mortgages, charges, claims, options, preferential arrangements or restrictions of any kind, including but not limited to any restriction on the use, voting, transfer or other exercise of any attributes of ownership (collectively, “Liens”), other than applicable securities laws and regulations. Seller is not a party to any proxy, option, warrant, voting trust, right of first refusal or any other contract or agreement with respect to the voting, redemption, sale, transfer or other disposition of the Shares. Upon the Closing, the Buyer will own 83% of the issued and outstanding share capital of the Company on a fully-diluted basis, free and clear of any Liens, other than those imposed by applicable federal and state securities laws.

3.2 No Other Transfers or Interests. Neither the Shares nor any interest therein has been sold, conveyed, encumbered, hypothecated or otherwise transferred by Seller except pursuant to this Agreement. As of the Closing, neither Seller nor any of its affiliates will have any interest, direct or indirect, in any shares of capital stock or other equity in the Company or have any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets.

3.3 Authorization; Enforceability. Seller has the legal right to enter into and to consummate the transactions contemplated hereby, to perform its covenants and otherwise to carry out Seller’s obligations hereunder. This Agreement and any related agreements or instruments, upon execution and delivery by the Seller (and assuming due execution and delivery hereof and thereof by the Company and the Buyer hereto), will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law

3.4 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

(a) conflict with or violate any provision of the Seller’s Memorandum of Association, By-laws or other organizational or charter documents;

(b) violate or, alone or with notice of the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller is a party;

(c) result in the creation of any Lien upon any of the properties or assets of the Seller, including without limitation, the Shares; or

(d) violate any law or regulation of any jurisdiction relating to the Seller or the Shares or violate any statute, ordinance, order, injunction, decree or award of any court or governmental or quasi-governmental agency against, or binding upon the Seller or any of its assets.

3.5 No Consents; No Litigation. The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Seller of this Agreement. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened against, affecting or which will affect, the property of the Seller.

3.6 No General Solicitation or Advertisement. Neither the Seller, nor any person acting on Seller’s behalf, has offered or sold the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

3.7 Experience and Knowledge. Seller acknowledges and agrees that it has extensive knowledge and experience in financial and business matters; has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the sale of the Shares to the Buyer; and has received sufficient and satisfactory answers to any questions posed to evaluate the merits and risks of the transactions contemplated by this Agreement.

3.8 Arms’ Length. Seller hereby acknowledges and agrees that the sale of the Shares is taking place in a private transaction between Seller and the Buyer in an arms’ length commercial transaction at a price negotiated and agreed to by Seller. The Seller is solely responsible for making its own judgments in connection with this Agreement; and the Buyer has not rendered advisory services of any nature or respect, nor owes any agency, fiduciary or other duty to the Seller, in connection with the transactions contemplated hereby or the process leading thereto.

3.9 Appreciation of Shares. Seller understands and acknowledges that if the Company makes certain changes to its business plan, such changes could have a material positive effect on the future value of the Company, and in particular on the value of the Shares being sold pursuant to this Agreement. Seller understands and acknowledges that the Shares could appreciate considerably in value in the near or long term and regardless thereof agrees to sell the Shares at the Purchase Price pursuant to this Agreement.

3.10 Company Disclosures. Seller has no knowledge of a material fact about the operations, affairs, condition or prospects of the business or the financial condition of the Company or the market for the Company’s securities that has not been publicly disclosed by the Company, other than the transactions contemplated herein.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and the Seller each represents, warrants and covenants to the Buyer as of the date of this Agreement and as of the Closing Date (in the event such dates are different), as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite power, right and authority to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby and thereby. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement have been taken or will be taken prior to the Closing.

4.2 The Shares. The Shares are duly and validly issued, fully paid and non-assessable. The Shares are not subject to any Liens, other than applicable securities laws and regulations, or any proxy, option, warrant, voting trust, right of first refusal or any other contract or agreement with respect to the voting, redemption, sale, transfer or other disposition of the Shares.

4.3 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by its board of directors in connection herewith. This Agreement constitutes the valid and binding obligation of the Company, and enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation, By-laws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is the owner (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company.

4.5 SEC Filings. The Company has filed all reports with the Securities and Exchange Commission (the “SEC”) and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, during the preceding six years (collectively, the “SEC Filings”), and all such SEC Filings are incorporated herein by reference. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The financial statements included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Company is a “shell company”, as defined in Rule 12b-2 under the Exchange Act.

4.6 Capitalization. The total authorized and issued capital stock of the Company as of the date of this Agreement is, and as of the Closing Date shall be, 200,000,000 authorized, of which 20,054,000 are outstanding, and 1,000,000 shares of preferred stock, none of which are issued or outstanding. Each holder of Common Stock issued by the Company is entitled to cast one vote for each share held on all matters properly submitted to the shareholders for their vote; and there are no pre-preemptive rights and no cumulative voting. The Company has no shares reserved for issuance pursuant to any stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. All of the issued and outstanding shares of capital stock of the Company, including without limitation, the Shares, (i) are duly authorized, validly issued, fully paid and nonassessable and (ii) were issued in compliance with all applicable securities laws. No shares of capital stock of Company are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing any such rights). The Shares are free and clear of all Liens. Neither the Company nor any of its shareholders is a party to any agreement, voting trust, proxy, option, right of first refusal or any other agreement or understanding with respect to the Common Stock.

4.7 Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, other than the filing of a Current Report on Form 8-K with the SEC. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the sale of the Shares by the Seller to the Buyer as contemplated hereby.

4.8 Liabilities. As of the Closing Date, there will be no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise (the “Liabilities”). The Liabilities of Dynamic and the other subsidiaries of the Company have been assumed in their entirety by the Seller. The Company shall provide evidence satisfactory to Buyer that all Liabilities incurred prior to the Closing Date shall have been paid in full, including without limitation, the payment of the Merger Consideration (as such term is defined in the Merger Agreement) and all other Liabilities incurred in connection with the transactions contemplated by the Merger Agreement. The Company has filed all federal, state and local tax returns which are required to be filed by it, through and including the date hereof and as of the Closing date, including, but not limited to, its federal income tax returns and all taxes shown to be due thereon (together with any applicable penalties and interest) have been paid. The Company has not incurred any liability for taxes except in the ordinary course of business. The Company has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which the Company is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. The federal income tax returns of the Company have never been audited by the Internal Revenue Service or any state regulatory authority. The Company has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

4.9 Actions and Proceedings. Neither the Seller nor the Company is subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Seller, including without limitation, their respective right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims relating to or arising out of the business, properties or employees of the Company pending or threatened against or affecting the Company or the Seller.

4.10 Compliance with Laws. The Company has complied in all respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or to any of its properties, assets or businesses pending or threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its properties, assets or businesses. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

4.11 Bank Accounts and Credit Cards. At Closing, the Company will not have any bank account, safe deposit box or credit or charge cards. All bank statements have or will be provided to Buyer on or prior to the Closing.

4.12 Stockholders. Attached hereto as Schedule 4.12 is a current stockholder list as provided by the Company’s transfer agent.

4.13 Subsidiaries. As of the Closing Date, the Company shall not own any voting securities or other interests of any corporation, partnership or other business entity, or possess, directly or indirectly, the power to direct or cause the direction of the management and policies of any corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. The transactions contemplated by the Merger Agreement shall be completed in their entirety and the Company shall have no further obligation or responsibility in connection therewith, including than the payment of the Merger Consideration (as such term is defined in the Merger Agreement) to the shareholders of the Company.

4.14 Agreements and Obligations; Performance. As of the Closing, the Company shall not be a party to, or bound by any contract, arrangement, commitment or understanding of any kind with any person, including without limitation, any (i) contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof; (ii) contract for the purchase or sale of any services, materials, products or supplies; (iii) contract of employment with any officer, employee, consultant or agent; (iv) deferred compensation, bonus or incentive plan or agreement: (v) management or consulting agreement; (vi) lease for real or personal property (including borrowings thereon), license or royalty agreement; (vii) union or other collective bargaining agreement; (viii) agreement, commitment or understanding relating directly or indirectly to Liability on behalf of the Company; and (ix) contract, agreement, commitment or understanding which affects any of its properties, assets or business, whether directly or indirectly.

4.15 Permits and Licenses. The Company is in compliance in all respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

4.16 Employee Benefit Plans. The Company does not maintain and is not required to make contributions to any “pension” and “welfare” benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

4.17 Trading. The shares of Common Stock are quoted on the OTC Pink under the symbol “GTVI” [and the shares of Common Stock are eligible for deposit with the DTC]. The Company has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the Common Stock to be quoted on the OTC Pink or deposited with the DTC.

4.18 Insurance. The Company has no insurance policies.

4.19 Sarbanes-Oxley. The Company (i) makes and keeps accurate books and records and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

4.20 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.21 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyer by the Seller and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents, warrants and covenants to the Company, as of the date of this Agreement and as of the Closing Date (in the event such dates are different), as follows:

5.1 Authorization; Enforceability. Buyer has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Buyer’s obligations hereunder. The execution, delivery and performance by the Buyer of this Agreement has been duly authorized by all requisite action by the Buyer, and the Agreement, when executed and delivered by the Buyer, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Buyer with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

(a) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which the Buyer is a party;

(b) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer, including without limitation, the Shares, pursuant to the terms of any agreement or instrument; or

(c) violate any law or regulation of any jurisdiction relating to the Buyer or the Shares or violate any statute, ordinance, order, injunction, decree or award of any court or governmental or quasi-governmental agency against, or binding upon the Seller.

5.3 No Litigation, Etc. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the Buyer’s best knowledge, threatened against, affecting or which will materially affect, the property of the Buyer.

5.4. Experience and Knowledge. Buyer has extensive knowledge and experience in financial and business matters; has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; has received sufficient and satisfactory answers to any questions to evaluate the merits and risks of the transactions contemplated by this Agreement; has adequate means of providing for the Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time; and is aware that an investment in the Shares involves a number of very significant risks.

5.5 No General Solicitation or Advertisement. Neither the Buyer, nor any person acting on Buyer’s behalf, has offered to purchase the Shares from the Seller by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

5.7 Restricted Securities. The Buyer understands that the Shares have not been registered under the Securities Act and is purchasing the Shares in reliance upon the applicable exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Shares constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5.8 Shell Status. The Buyer expressly acknowledges that it is aware that the Company is a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), and that the resale of the Securities purchased herein are subject to the additional requirements under Rule 144(i)(2), namely that: (a) the Company would need to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the Company would need to have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (c) a full twelve months would need to have passed after the Company filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company.

5.9 Legend. The Buyer understands that the Shares shall bear the following legend, or one substantially similar thereto:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act, or an opinion satisfactory to the Company’s counsel that registration is not required under said Securities Act.”

5.10 Arms’ Length. Buyer hereby acknowledges and agrees that the purchase of the Shares is taking place in a private transaction between Seller and the Buyer in an arms’ length commercial transaction at a price negotiated and agreed to by Seller. The Buyer is solely responsible for making its own judgments in connection with this Agreement; and the Seller has not rendered advisory services of any nature or respect, nor owes any agency, fiduciary or other duty to the Buyer, in connection with the transactions contemplated hereby or the process leading thereto.

5.11 No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

6. PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES.

The Seller and the Company hereby covenant and agree that, from the date hereof and until the Closing, if such dates are different:

6.1 Access. The Company and the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access, during regular business hours and upon reasonable notice, to their respective books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that the Buyer may have full opportunity to make such review, examination and investigation as it may desire. Each of the Seller and the Company will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Buyer of all material facts affecting the Company and the Shares.

6.2 Liabilities. The Company shall not incur any Liabilities, absolute and continent, except in the ordinary course of business. On the Closing Date, (i) the Company shall have no Liabilities and (ii) the Seller shall assume all Liabilities relating to the operation and business of the Seller and its subsidiaries for all periods prior to the Closing.

6.3 No Breach. Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the date hereof, and as of the Closing Date, no breach shall occur with respect to any of the parties’ covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

6.4 Public Announcements. No party hereunder shall, without the express prior written consent of the other, make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in the opinion of counsel to the Buyer or the Seller to ensure compliance with public disclosure requirements under federal securities laws.

6.5 Expenses. Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

6.6 Exclusivity. Until the earlier of the Closing or the termination of this Agreement in accordance with Article XI hereof, neither Seller nor the Company shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any person (other than Buyer) relating to the Shares or a business combination transaction involving Seller and/or the Company, including but not limited to the sale of stock, the merger or consolidation of Seller or the Company, or the sale of business or assets of Seller or the Company. Seller shall notify Buyer of any such inquiry or proposal from any third party within twenty-four (24) hours of receipt or awareness of the same by Seller or the Company.

6.7 Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

7. CONDITONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER.

The obligations of the Buyer to effectuate the Closing are subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law):

7.1 Representations and Warranties. All representations and warranties of the Company and the Seller contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all respects as of the date hereof and as of the Closing Date, as applicable.

7.2 Covenants. The Company and the Seller shall have performed and complied in all respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the Closing Date.

7.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Seller or the Company, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyer to consummate the transactions contemplated hereby.

7.4 Approvals. The Seller and the Company shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

7.5 Due Diligence. The Buyer shall have completed to its sole satisfaction its due diligence of the Company and all other items it deems necessary and/or advisable, and shall be satisfied with the results thereof, including without limitation, that all Liabilities have been paid or satisfied in full.

7.6 Closing Documents. The Buyer shall receive all of the documents (executed where applicable) set forth in Section 2.2 and Section 2.3 of this Agreement, which documents shall be in form and substance reasonably satisfactory to Buyer and their legal counsel.

7.7 Resignation of Directors and Officers. Effective on the Closing Date, all officers and directors of the Company shall have resigned and the Company shall have duly appointed the nominees of the Buyer as a director and President and Secretary and Treasurer, respectively, of the Company.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO THE COMPANY AND THE SELLER TO CLOSE.

The obligations of the Company and the Seller to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law):

8.1 Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement and in any written statement or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

8.2 Covenants. The Buyer shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by it prior to or at the Closing.

8.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Seller and the Company to consummate the transactions contemplated hereby.

8.4 Approvals. The Buyer shall have obtained all required consents and approvals to this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

8.5 Purchase Price. The Seller shall receive the Purchase Price.

9. INDEMNIFICATION AND GUARANTY.

9.1 Indemnification. Each of the Seller and the Company shall indemnify and hold the Buyer and its agents, representatives, designees and affiliates harmless from and against any loss, damage or expense (including reasonable attorneys’ fees and expenses) caused by or arising out of any claim made against such party:

(a) for any broker’s or finder’s fee or any similar fee, charge or commission incurred by the Seller prior to or in connection with this Agreement or the transaction contemplated hereby;

(b) for any Liability of the Seller and/or the Company otherwise incurred on or before the Closing, including, without limitation, with respect to the execution and performance of this Agreement or the Merger Agreement;

(c) for any Liability of the Seller and/or the Company in connection with the Merger Agreement and the transactions contemplated thereby;

(d) for any Liability of the Seller, Dynamic or any of their respective affiliates, employees, officers, directors, shareholders, agents and representatives after the Closing Date; and

(e) for (i) any inaccuracy or breach of any of the representations and warranties of the Seller or the Company in this Agreement or in any certificate or document delivered by or on behalf of the Seller or the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, or (b) any failure by the Seller or the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Seller or the Company pursuant to this Agreement to be performed by or complied with by or on behalf of the Seller or the Company.

9.2 Notice and Opportunity to Defend. Promptly after the receipt by the Buyer of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”) which could give rise to a right to indemnification under this Agreement, Buyer (the “Indemnified Party”) shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the “Indemnifying Party”). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

9.3 Guaranty. For and in consideration of the Purchase Price and the covenants and promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Seller, effective upon the Closing, the Seller, on behalf of itself and its successors, assigns, representatives and agents, hereby unconditionally and irrevocably guarantees all of the obligations and Liabilities of the Company and Dynamic incurred prior to the Closing Date, whether for commissions, expenses, liquidated damages, indemnifications or otherwise, and agrees to pay any and all costs, fees and expenses (including counsel fees and expenses) in connection therewith, including without limitation, the indemnification provisions set forth in Section 9.1 above. The liability of Seller hereunder constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Seller hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the Liabilities.

10. MISCELLANEOUS.

10.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

10.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, email, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) to the address of the parties provided to each other or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 10.2 by either of the parties hereto to the other party hereto.

10.3 Waiver; Remedies. No delay on the part of any of the Seller, the Company or the Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller, the Company or the Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

10.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto. Each of the parties represents, acknowledges and agrees that this transaction is being made knowingly, intelligently and voluntarily made, and that each of the parties has discussed this transaction and the consequences thereto with counsel of its own choosing. The parties and their counsel have cooperated in the drafting and preparation of this Agreement and therefore this Agreement shall not be construed against any party by virtue of its role as the drafter thereof.

10.5 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

10.6 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original but all of which together shall constitute a single instrument.

10.7 Governing Law; Venue. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in the City of New York. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the City of New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

10.8 Captions. All Section titles or captions contained in this Agreement, in are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

10.9 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party’s possession without retaining copies thereof, provided, however, that each party’s obligations under this Section 10.9 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

11. TERMINATION AND WAIVER

11.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing by mutual written consent of the Buyer, the Company and the Seller.

11.2 Waiver. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party’s obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

Remainder of Page Intentionally Omitted; Signature Page to Follow

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered on the day and year first above written.

COMPANY:

JOWAY HEALTH INDUSTRIES GROUP INC.

By:	/s/ Jinghe Zhang
Name:	Jinghe Zhang
Title:	Director

Address for Notices (after the Closing):

No. 19 Baowang Road, Baodi Economic
Development Zone, Tianjin, PRC 301800

SELLER:

CRYSTAL GLOBE LIMITED

By:	/s/ Jinghe Zhang
Name:	Jinghe Zhang
Title:	Director

Address for Notices:

No. 19 Baowang Road, Baodi Economic
Development Zone, Tianjin, PRC 301800

BUYER:

JHP HOLDINGS, INC.

By:	/s/ Ramon Lata
Name:	Ramon Lata
Title:	President

Address for Notices: